EXHIBIT 23.2


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135


April 16, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Jackson Rivers Company - Form S-8

Gentlemen:

     I have acted as counsel to The Jackson Rivers Company, a Florida corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 50,000,000 shares of its common stock, ("Incentive Shares"), par value $ 0.001 per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004 No. 2, as well as the registration of 10,000,000 shares of its common stock ("Stock Shares"), par value $ 0.001 per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 2. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                   Very truly yours,

                                   /s/  Norman T. Reynolds

                                   Norman T. Reynolds


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